UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 14, 2018

Magnolia Oil & Gas Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-38083	81-5365682
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Fannin, Suite 400

Houston, Texas 77002

(Address of principal executive offices, including zip code)

(713) 842-9050

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 2.02.	Results of Operations and Financial Condition.

On August 14, 2018, Magnolia Oil & Gas Corporation (the “Company”) issued a press release announcing certain financial and operating results for the second quarter of 2018 for its Karnes County and Giddings Assets, which it acquired from certain affiliates of EnerVest, Ltd. on July 31, 2018. A copy of the press release is furnished as Exhibit 99.1 hereto.

The Information furnished pursuant to this Item 2.02 (including Exhibit 99.1) shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 8.01.	Other Information.

This Current Report on Form 8-K includes (i) unaudited condensed combined financial statements of the Karnes County Business as of June 30, 2018 and December 31, 2017 and for the three and six months ended June 30, 2018 and 2017, together with the notes thereto, attached hereto as Exhibit 99.2 and incorporated herein by reference and (ii) unaudited statements of revenues and direct operating expenses of the Giddings Assets for the three and six months ended June 30, 2018 and 2017, together with the notes thereto, attached hereto as Exhibit 99.3 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release, dated August 14, 2018.

99.2	Unaudited condensed combined financial statements of the Karnes County Business as of June 30, 2018 and December 31, 2017 and for the three and six months ended June 30, 2018 and 2017, together with the notes thereto.

99.3	Unaudited statements of revenues and direct operating expenses of the Giddings Assets for the three and six months ended June 30, 2018 and 2017, together with the notes thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNOLIA OIL & GAS CORPORATION
Date: August 14, 2018
	By:	/s/ Stephen Chazen
	Name:	Stephen Chazen
	Title:	President and Chief Executive Officer